STOCK OPTION AGREEMENT

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                             FIDELITY BANCORP, INC.
                         2005 STOCK-BASED INCENTIVE PLAN
                         -------------------------------


                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of _______________shares of Common Stock of Fidelity Bancorp, Inc. (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to _______________________________________
(the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2005 Stock- Based Incentive Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option  Price.  The Option price is $_______  for each Share,  being
            -------------
100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercises of Option.  This Option shall be exercisable in accordance
            -------------------
with provisions of the Plan, provided the holder of such Option is an employee, director or director emeritus of the Company as of such date, as follows:

                  (a)      Schedule of Rights to Exercise.

                                                                  Percentage of
                                                                  Total Shares
                                                                  Awarded Which
                                                                Are Exercisable/
                       Date               Options                Non-forfeitable
                       ----               -------                ---------------

Upon grant.........................        _____                         0%
As of _______________..............        _____                    33 1/3%
As of _______________..............        _____                    66 2/3%
As of _______________..............        _____                       100%

         Options awarded to the Optionee shall continue to vest annually during such period that he serves as an employee, director or director emeritus of Fidelity Bank (the "Bank") or the Company. Notwithstanding any provisions in
Section 2, in no event shall common stock acquired upon exercise of this Option be sold within six months from the date of grant. Options shall be 100% vested and exercisable upon the death or disability of the Optionee for a period of one year, or, if sooner, the expiration of the option. Upon a Change in Control of the Company or the Bank such Options shall be 100% vested and exercisable. Upon Retirement at age 55 and 10 years of service, vested options shall be exercisable for one year, or, if sooner, the expiration of the option.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                            (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than seven (7)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related  Matters.  Notwithstanding  anything herein to the contrary,
            ----------------
additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                                 Fidelity Bancorp, Inc.



Date of Grant:                                   By:
               -----------------------               ---------------------------

Attest:




------------------------------


[SEAL]

Optionee Acknowledgement



---------------------------------------              ---------------------------
Optionee                                             Date

                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                             FIDELITY BANCORP, INC.
                         2005 STOCK-BASED INCENTIVE PLAN


                                                        ------------------------
                                                                 (Date)

Fidelity Bancorp, Inc.
1009 Perry Highway
Pittsburgh, Pennsylvania 15237

Dear Sir:

         The undersigned elects to exercise the Incentive Stock Option to purchase ___________ shares of Common Stock of Fidelity Bancorp, Inc. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                       $___________________ of cash or check

                        ___________________ of Common Stock
                       $                    Total
                        ===================

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
                  -----------------------------------------------
         Address
                  -----------------------------------------------

         Social Security Number
                                ---------------------------------

                                                Very truly yours,


                                                --------------------------------